                                   EXHIBIT 11
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


RETURN ON EQUITY AND ASSETS

                                                                 12/31/97
                                                                 TO
                                               ANNUALIZED        9/30/98
                                               ----------        --------

Return on average total assets                 -1.60%            -1.20%
Return on average equity                       -11.27%           -8.45%
Dividend Payout Ratio                          NA                NA
Average Equity to Average Assets                                 14.20%


STATEMENT OF COMPUTER PER SHARE EARNINGS


Net Loss                                                         $(1,320,001)

Average Shares Outstanding                                       1,714,194

Basic and Diluted Loss Per Share                                 $(0.77)























--------------------------------------------------------------------------------